UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         January 27, 2005
                (Date of Earliest Event Reported)


      ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
 ----------------------------------------------------------------
(Exact name of small business issuer as specified in its charter)

          Delaware                  000-27591             33-0836078
   ------------------------  ------------------------  -------------------
   (State of incorporation)  (Commission File Number)   (I.R.S. Employer
                                                       Identification No.)


                       406 West 10600 South
                            Suite 610
                    Salt Lake City, Utah 84092
   -----------------------------------------------------------
             (Address of principal executive offices)

                          (801) 858-0880
                  -----------------------------
                    Issuer's telephone number

ITEM 8.01  OTHER EVENTS

Rights Offering Conducted and Closed
------------------------------------

On January 27, 2005, English Language Learning and Instruction System, Inc. ("ELLIS") closed its rights offering of 15,439,746 ELLIS common shares. Each holder of ELLIS common stock as of November 10, 2004 was entitled to purchase one subscription right for each share of common stock they owned as of that date.

The subscription rights sold and shares issued pursuant to the rights offering are registered with the Securities and Exchange Commission ("SEC") under a Registration Statement filed on Form SB-2 on August 27, 2004, amended November 15, 2004, and declared effective by the SEC on November 23, 2004. All subscription rights purchased under the rights offering were sold for $0.15. ELLIS sold a total of 4,032,233 shares for gross proceeds of $604,835 under the rights offering. There was no institutional underwriter of the subscription rights or the general rights offering.


                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.






                                     ENGLISH LANGUAGE LEARNING AND INSTRUCTION
                                     SYSTEM, INC.

                                          /s/ Rohit Patel
Date: January 31, 2005           By: _________________________________
                                     Rohit Patel
                                     Chief Executive Officer, Treasurer
                                     and Director